Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Simon Au, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Here Enterprises, Inc. for the quarter ended February 28, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Here Enterprises, Inc.

Dated: April 14, 2009

/s/ Simon Au
Simon Au
President, Secretary, Treasurer, and Director
(Principal Executive Officer, Principal Financial
Officer, and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Here Enterprises, Inc. and will be retained by Here Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.